AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2005	REGISTRATION NO. 333-127481

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MILLER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	8503 Hilltop Drive Ooltewah, Tennessee 37363 (678) 987-1700 (Address of Principal Executive Offices)	62-1566286 (I.R.S. Employer Identification number)
2005 EQUITY INCENTIVE PLAN (Full Title of the Plan)
Frank Madonia, Esq. Vice President, Secretary and General Counsel 8503 Hilltop Drive Ooltewah, Tennessee 37363 (423) 238-4171 (Name, Address and Telephone Number of Agent for Service)
Copies To:
David A. Stockton, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Miller Industries, Inc. (File No. 333-127481), is being filed to include therein Exhibit 5.1, the legal opinion of Kilpatrick Stockton LLP.

Item 8.          Exhibits.

Exhibit No.	Description

4.1	Charter, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 22, 2002)
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Commission in August 1994)
4.3	2005 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 2, 2005)
5.1	Opinion and Consent of Kilpatrick Stockton LLP**
23.1	Consent of Joseph Decosimo and Company, PLLC*
23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)**
24.1	Power of Attorney (see signature page)*
____________________

* Previously filed.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, on this 18th day of August, 2005.

MILLER INDUSTRIES, INC.

By:	/s/ Jeffrey I. Badgley
Jeffrey I. Badgley, President, Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of August, 2005.

Signature	Title

/s/ William G. Miller William G. Miller	Chairman of the Board of Directors and Co-Chief Executive Officer
/s/ Jeffrey I. Badgley Jeffrey I. Badgley	President, Co-Chief Executive Officer and Director
/s/ J. Vincent Mish J. Vincent Mish	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)
* A. Russell Chandler, III	Director
* Paul E. Drack	Director
* Richard H. Roberts	Director
* By: /s/ Jeffrey I. Badgley Jeffrey I. Badgley Attorney-in-Fact